UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2026

Core Scientific, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

838 Walker Road, Suite 21-2105 Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	CORZ	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $6.81 per share	CORZW	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $0.01 per share	CORZZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On August 25, 2026 (the “Closing Date”), Core Scientific, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), among the Company, as borrower, each issuing bank and lender party thereto from time to time (the “Lenders”), JPMorgan Chase Bank, N.A. as administrative agent and collateral agent.
The Credit Agreement provides for (a) a senior secured revolving credit facility in an aggregate principal amount of up to $100.0 million outstanding at any time (the “Revolving Credit Facility”), and (b) a letter of credit facility in an aggregate principal amount of up to $500.0 million outstanding at any time (the “L/C Facility” and together with the Revolving Credit Facility, the “Facilities” and each, a “Facility”).
Loans under the Revolving Credit Facility may be borrowed, repaid and reborrowed and letters of credit may be issued under the L/C Facility from time to time until the third anniversary of the Closing Date or, at the Company’s election in its sole discretion, the fourth anniversary of the Closing Date (the “Maturity Date”). The proceeds of borrowings under the Revolving Credit Facility may be used for general corporate purposes and working capital needs. Letters of Credit may be issued under the L/C Facility to provide credit support for specific project obligations under utility agreements and for other general corporate purposes of the Company and its subsidiaries. As of the Closing Date, no amounts were outstanding under either Facility.
Borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to, at the Company’s option, (i) Adjusted Term SOFR (subject to a 0.00% floor) plus an applicable margin of 1.750%, or (ii) an alternate base rate plus an applicable margin of 0.75%. Letters of credit issued under the L/C Facility are subject to (a) a per annum fee equal to 1.750% of the aggregate face amount of outstanding letters of credit and (b) a quarterly fronting fee equal to 0.125% of the aggregate face amount of outstanding letters of credit. The Company will also pay a quarterly commitment fee of 0.250% per annum on the actual daily unused portion of the Facilities.
The Company’s obligations under the Credit Agreement are guaranteed by certain direct or indirect, wholly owned material domestic subsidiaries of the Company (collectively, the “Guarantors”) and are secured by a first-priority lien on substantially all assets of the Company and the Guarantors.
The Credit Agreement contains customary representations, warranties and affirmative and negative covenants that are typical for facilities and transactions of this type and nature, including, among other things, covenants that restrict the Company and its subsidiaries’ ability to incur additional indebtedness, create liens, consolidate or merge, make acquisitions and other investments, guarantee obligations of third parties, make loans or advances, declare or pay certain dividends or distributions on the Company’s stock, redeem or repurchase shares of the Company stock, engage in transactions with affiliates and enter into agreements restricting the Company subsidiaries’ ability to pay dividends or dispose of assets. These covenants are subject to a number of qualifications and limitations set forth in the Credit Agreement.
The Credit Agreement requires the Company’s liquidity, defined to include unrestricted cash on hand plus available undrawn commitments under the Revolving Credit Facility, as of the last day of each fiscal quarter to not be less than $150.0 million. In addition, as a condition to each borrowing under the Revolving Credit Facility, the Company must have a minimum market capitalization of not less than $3,000.0 million as of market close on the trading day immediately preceding each borrowing date.
The Credit Agreement provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, and certain events of bankruptcy or insolvency involving the Company and its material subsidiaries.
The foregoing summary description of the Credit Agreement is qualified in its entirety by reference to the copy of the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure.
On August 27, 2026, the Company issued a press release announcing that it entered into the Credit Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.
Item 9.01    Financial Statement and Exhibits
(d) Exhibits:

Exhibit No.	Description

10.1
Credit Agreement, dated as of August 25, 2026, among Core Scientific, Inc., as borrower, each issuing bank and lender party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent.

99.1	Press Release, dated August 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Dated: August 27, 2026

	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Chief Legal Officer and Chief Administrative Officer